EXHIBIT 10.6
                                                                    ------------


EMPLOYMENT AGREEMENT dated as of March 4, 2002, between NETWORK-1 SECURITY SOLUTIONS, INC., a Delaware corporation with its principal office located at 1601 Trapelo Road, Reservoir Place, Waltham, MA 20451 (the "Company"), and RICHARD KOSINSKI residing at 17 Somerset Drive, Andover, Massachusetts 01810 (the "Executive").

            The Company desires to enter into this Agreement in order to assure itself of the service of Executive, and Executive desires to accept employment with the Company, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

            SECTION 1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

            SECTION 2. Term. The employment of Executive hereunder shall be for a period commencing on March 11, 2002 (the "Commencement Date") and ending on the second anniversary of the Commencement Date (the "Term") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. In the event that neither the Company nor Executive provide written notice to the other of non-renewal of this Agreement within ninety (90) days of the end of the Term, this Agreement shall automatically be extended for an additional one (1) year period from the end of the Term. The period commencing on the Commencement Date and ending on the date of termination of the Executive's employment hereunder shall be called the "Term of Employment" for Executive, and the date on which the Executive's employment hereunder shall terminate shall be called the "Termination Date."

            SECTION 3. Duties. During the Term of Employment, Executive shall be employed as Chief Executive Officer and President of the Company and will act in accordance with, and be subject to the policies and procedures as may be duly adopted by the Board of Directors (the "Board") from time to time. Executive shall perform such duties as are consistent therewith as the Board shall designate. Executive will be responsible for the management and operations of all aspects of the Company's business, including technology development, engineering, sales, marketing, and finance and administration. Executive will also have direct and exclusive responsibility, subject to Board of Directors policies and resolutions as noted above, for all current and future budget and staff, and profit and loss accountability for the Company in its entirety. Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities. In addition, effective upon the Commencement Date, Executive shall serve as a member of the Board and shall be nominated during the Term of Employment on an annual basis as a director (subject to election by the stockholders of the Company). On the Termination Date, if Executive serves on the Board at such time, he agrees to submit his resignation as a Board member. For purposes of this Agreement, so long as Executive shall serve as a member of the Board, any references herein to decisions or determinations to be made by the Board with respect to Executive (including, without limitation, matters relating to compensation and termination) shall be made by a majority of the then members of the Board excluding Executive, who shall recuse himself and abstain from voting with respect to any such matters.

            SECTION 4. Time to be Devoted to Employment. During the Term of Employment, Executive shall devote all of his business time, attention and energies to the business of the Company (except for (i) advisory services rendered to Algomagic Technologies, Inc. which shall be no more than 3 hours per quarter and such services shall be provided during evening hours and not interfere with the performance of Executive's duty under this Agreement and (ii) vacations to which he is entitled pursuant to Section 7(b) and periods of illness or incapacity). During the Term of Employment, Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

            SECTION 5. Compensation.

                    (a) The Company shall pay to Executive an annual base salary (the "Base Salary") during the Term of Employment of $200,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers.

                    (b) In addition, to the Base Salary set forth in paragraph 5(a) above, during the Term of Employment, Executive shall be eligible to receive incentive compensation ("Bonus Compensation") of up to $150,000 per annum based upon the Company's attainment of certain goals as set forth on Exhibit A hereto.

            SECTION 6. Equity.

                    (a) The Company recognizes that equity participation in the Company through the grant of options is essential to induce Executive to agree to provide the services pursuant to this Agreement. Accordingly, on the Commencement Date the Company shall grant to Executive stock options (the "Options") for the purchase of an aggregate of 1,200,000 shares of the Company's Common Stock (the "Shares") at an exercise price equal to the closing price of the Company's Common Stock on the Commencement Date. The Options shall include incentive stock options to the fullest extent permitted under applicable IRS regulations. The shares represent 5% of the Company's outstanding Common Stock on a fully diluted basis (assuming the conversion of all outstanding Preferred Stock and the exercise of all outstanding warrants and options having an exercise price not greater than $5.00 per share). The Options shall vest as follows: (i) 25% of the shares (300,000 shares) upon the one year anniversary from the Commencement Date and (ii) the balance of 75% of the Shares in equal amounts of 6.25% (75,000 shares) at the end of each three (3) month period for the three (3) year period beginning one year from the Commencement Date; conditioned only on Executive's continued employment by the Company. The form of Options are attached as Exhibit B hereto. The Company agrees to file a Registration Statement on Form S-8 within ninety (90) days of the Commencement Date to register the Shares.

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

            SECTION 7. Business Expenses; Benefits.

                    (a) The Company shall reimburse Executive, in accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by Executive for or on behalf of the Company in the performance of Executive's duties hereunder. Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

                    (b) During the Term of Employment, Executive shall be entitled to four (4) weeks vacation per year.

                    (c) During the Term of Employment, Executive shall be entitled to participate in the group health, life, dental and disability insurance benefits, and retirement plan benefits made available from time to time for its executive officers and other employees.

            SECTION 8. Involuntary Termination.

                    (a) If Executive is incapacitated or disabled (such condition being hereinafter referred to as a "Disability") in a manner that qualifies Executive for benefits under the disability policy of the Company for employees generally (the "Disability Policy"), the Term of Employment and employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 8(b), being hereinafter referred to as an "Involuntary Termination") and Executive shall be entitled to receive the benefits payable under the Disability Policy and in accordance with Section 11(b) hereof.

                    (b) If Executive dies during the Term of Employment, the Term of Employment and Executive's employment hereunder shall cease as of the date of the Executive's death and Executive shall be entitled to receive the benefits payable in accordance with Section 11 (b) hereof.

            SECTION 9. Termination by the Company.

                    (a) Termination For Cause. The Company may terminate the Term of Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving Executive written notice of such termination, effective immediately upon the giving of such notice to Executive. As used in this Agreement, "Cause" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, moral turpitude, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties (other than as a result of illness or incapacity), which, if curable, shall not have been cured within 30 days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 30 days of written notice thereof from the Company, or (d) material breach of the terms and provisions of this Agreement or any agreement with the Company which, if curable, shall not have been cured within 30 days of written notice thereof from the Company.

                    (b) Termination Other Than for Cause. The Company may terminate the Term of Employment and the employment of Executive hereunder at any time other than for cause as defined in Section 9(a) above (such termination shall be defined as a "Termination Other Than for Cause") by giving Executive written notice of such termination, which notice shall be effective thirty (30) days after the giving of such notice or such later date set forth therein.

            SECTION 10. Termination by Executive. If at any time during the Term of Employment, Executive elects to terminate Executive's employment with the Company (other than for "Good Reason", as defined below), then the Company's obligations to Executive under this Agreement shall be as set forth in Section 11(e) hereof and such termination by Executive shall constitute a breach of this Agreement. If Executive elects to terminate Executive's employment with the Company for Good Reason, then the Company shall pay Executive the amounts set forth in Section 11(d) hereof. For the purpose of this Section, "Good Reason" means (i) any material diminution of duties inconsistent with Executive's title, authority, duties and responsibilities as Chief Executive Officer and President;
(ii) any reduction of or failure to pay Executive compensation provided for herein, except to the extent Executive consents in writing to any reduction, deferral or waiver of compensation, which non-payment continues for a period of thirty (30) days following written notice to the Company by Executive of such non-payment; (iii) any relocation of the principal location of Executive's employment more than 75 miles from the Corporation's current headquarters in Waltham, Massachusetts without Executive's prior written consent; or (iv) any material violation by the Company of its obligations under this Agreement that is not cured (if curable) within thirty (30) days after receipt of notice thereof.

            SECTION 11. Effect of Termination.

                    (a) Upon the termination of the Term of Employment and Executive's employment hereunder due to Termination for Cause (as defined in Section 9(a) above), Executive shall not have any further rights or claims against the Company under this Agreement, except the right to receive (i) the unpaid portion, if any, of (a) the Base Salary provided for in Section 5(a), computed on a pro rata basis through the Termination Date and (b) Bonus Compensation provided for in Section 5(b) earned prior to the Termination Date,
(ii) any unpaid accrued benefits of Executive , (iii) reimbursement for any expenses for which Executive shall not have been reimbursed as provided in
Section 7(a), and (iv) Executive's rights under the vested portion of any options issued to Executive by the Company, including the Options issued to Executive in accordance with Section 6 hereof (the "Options").

                    (b) Upon the termination of Executive's employment hereunder due to an Involuntary Termination, neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 11(a), and (ii)the vesting of all of the Options that would have vested twelve
(12) months from the date of Involuntary Termination.

                    (c) Upon the termination of Executive's employment upon a Termination Other Than for Cause (as defined in Section 9(b) above), neither Executive nor his beneficiary nor his estate shall have any rights or claims against the Company except to receive (i) the amounts set forth in 11(b), and
(ii) nine (9) months Base Salary as in effect at the time of the Termination Other Than for Cause, such sum to be paid in a lump sum payment upon termination.

                    (d) Upon the termination of Executive's employment by Executive for Good Reason (as defined in Section 10 above), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except the right to receive the amounts set forth in Section 11(c).

                    (e) Upon the termination of Executive's employment by Executive (other than for Good Reason), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except the right to receive the amounts set forth in Section 11(a).

            SECTION 12. Insurance. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering Executive. Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

            SECTION 13. Disclosure of Information. Executive will not, either during the Term of Employment or at any time thereafter, divulge, publish, communicate, furnish or make accessible to anyone (other than in furtherance of the purposes of the Company) any knowledge or information with respect to the Company's confidential, secret or proprietary products, technology, methods, plans, materials and processes, or with respect to any other confidential, secret or proprietary aspects of the business, activities or products of the Company including, without limitation, (a) software programs, source code, object code, product development information, research and development projects or other technical data pertaining to the Company's products (whether or not subject to patent, trademark or copyright protection) or (b) any customer or client lists, telephone leads, prospects lists, sales figures and forecasts, purchase costs, financial projections, advertising and marketing plans and business strategies and plans; except as such items set forth in clauses (a) and
(b) above may already be in the public domain through no fault of Employee (all of the foregoing items set forth in clauses (a) and (b) being referred to herein collectively as "Confidential Property") or except as otherwise required by law. In the event that Executive becomes legally compelled to disclose any Confidential Property, Executive shall advise the Company as soon as practicable so that the Company may seek a protective order or other appropriate remedy. In addition, Executive agrees to cooperate in the Company's effort, at the Company's expense, to obtain a protective order or other appropriate remedy. Upon the termination of the Term of Employment, Executive shall return to the Company all property (including Confidential Property) of the Company (or any subsidiary or affiliate thereof) then in the possession of Executive and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

            SECTION 14. Right to Inventions. (a) Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters, patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information (collectively, "Inventions"). In connection therewith, Executive shall (at the Company's sole cost and expense) take all actions reasonably necessary or desirable to assign and/or confirm the assignment of any Invention to the Company.

                    (b) To the extent any of the rights, title and interest in and to Inventions cannot be assigned by Executive to the Company, Executive hereby grants to the Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Inventions can be neither assigned nor licensed by Executive to the Company, Executive hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against the Company or any of the Company's successors in interest to such non-assignable and non-licensable rights. Executive hereby grants to the Company or the Company's designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any prior inventions which Executive incorporates, or permits to be incorporated, in any Inventions. Notwithstanding the foregoing, Executive agrees that he will not incorporate, or permit to be incorporated, any prior inventions of Executive in any Inventions without the Company's prior written consent.

            SECTION 15. Future Innovations. Executive recognizes that Inventions or Confidential Property relating to his activities while working for the Company and conceived, reduced to practice, created, derived, developed, or made by Executive, alone or with others, within three (3) months after termination of his employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by the Company. Accordingly, Executive agrees that such Inventions or Confidential Property shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during his employment with the Company and are to be promptly assigned to the Company unless and until Executive has established the contrary by written evidence satisfying the clear and convincing standard of proof.

            SECTION 16. Cooperation in Perfecting Rights to Proprietary Information and Innovations.

                    (a) Executive agrees to perform, during and after his employment, all acts deemed necessary or desirable by the Company to permit and assist the Company (during any period after Executive's termination of employment with the Company, subject to Executive's obligations to his then employer, if any), at the Company's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions or Confidential

Property assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, the Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Inventions or Confidential Property.

                    (b) In the event that the Company is unable (after reasonable efforts) to secure Executive's signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Inventions (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), Executive hereby irrevocably designates and appoints the Company and the Company's duly authorized officers and agents as his agents and attorneys-in-fact to act for and on his behalf and instead of him, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under Inventions, all with the same legal force and effect as if executed by Executive.

            SECTION 17. Restrictive Covenant.

                    (a) The Company is in the business of developing, marketing, licensing and supporting host based security products including firewalls, intrusion detection technology (including intrusion prevention technology) and application control, application integrity and access control technology (the "Business"). Executive acknowledges and recognizes that the Business has been conducted, and sales of its products have been made, throughout the world, and Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the Options granted Executive hereunder, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder (except with respect to Executive's current investment in Entercept Inc.), officer, director, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company, (iii) induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i), or
(iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i). Anything contained in this Section 17 to the contrary notwithstanding, an investment by Executive in any publicly traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 17.

                    (b) As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that (i) if the Term of Employment shall have been Terminated Other Than For Cause pursuant to Section 9(b) hereof, then the "Non-Competition Period" shall mean the period commencing on the date hereof and ending nine (9) months thereafter; provided Executive is paid the nine (9) months Base Salary as provided in Section 11(c) hereof and (ii) if the Term of Employment shall have been terminated for Cause by the Company pursuant to Section 9(a) hereof or without Good Reason pursuant to Section 10 hereof, then the "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the Termination Date. "Competitive Business" shall mean any business throughout the world engaged in the development, marketing and licensing of host based security products including firewalls, intrusion detection technology (including intrusion prevention technology) and application control, application integrity and access control technology, or in any other line of business in which the Company was engaged or had a formal plan to enter as of the Termination Date.

                    (c) Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

            SECTION 18. Enforcement; Severability; Etc. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (a) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (b) otherwise to render it enforceable in such jurisdiction.

            SECTION 19. Remedies. Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

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

            SECTION 20. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by a nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:        Network-1 Security Solutions, Inc.
                              1601 Trapelo Road
                              Waltham, Massachusetts 02451
                              Telecopier: (781) 466-6309
                              Telephone: (781) 522-3400

with copies to:               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              505 Park Avenue, 16th Floor
                              New York, New York 10022
                              Telecopier: (212) 980-7177
                              Telephone: (212) 451-2306
                              Attention: Sam Schwartz, Esq.

if to Executive, to:          Richard Kosinski
                              17 Somerset Drive
                              Andover, MA 01810
                              Telephone: (978) 204-5300
                              Telecopier: (978) 685-4111

with copies to:               Bingham Dana LLP
                              150 Federal Street
                              Boston, Massachusetts 02110
                              Telephone: (617) 951-8000
                              Telecopier: (617) 951-8736
                              Attention: Russell E. Isaia, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

            SECTION 21. Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

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

            SECTION 22. Governing Law. This Agreement will be governed by, construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

            SECTION 23. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

            SECTION 24. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral, between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

            SECTION 25. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 26. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

            SECTION 27. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

            SECTION 28. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.

                                   NETWORK-1 SECURITY SOLUTIONS, INC.


                                   By:
                                       ---------------------------------------
                                       Murray P. Fish, Chief Financial Officer


                                       ---------------------------------------
                                       Richard Kosinski

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


                                    EXHIBIT A
                                    ---------



Cash Bonus Measurements (up to $150,000 per annum):

    1. Performance under Board approved 2002 Budget (conservative case, with revenue assumptions no less than $3 million). 45%
    2. Product Roadmap in Place with acceptable development schedule by May Board Meeting. 10%
    3. Three new Alliance partners other than those in progress as of March 11, 2002. 10%
    4. Successful launch (commencement of shipping) of FalconStor OEM offering. 15%
    5. $2.5 million of new financing either from exercise of outstanding warrants or otherwise. 20%

                                    EXHIBIT B
                                    ---------

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                             INCENTIVE STOCK OPTION





                          Date of Grant: March 11, 2002



To:        Richard Kosinski
           17 Somerset Drive
           Andover, MA  01810


           You are hereby granted an option (the "Option"), effective as of the date hereof, to purchase [ ] shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at a price of $[ ] per share pursuant to the Company's Stock Option Plan (the "Plan"), as amended. Your option price is intended to equal at least the fair market value of the Company's Common Stock as of the date hereof; provided, however, that if, at the time this option is granted, you own stock possessing more than 10% of the total combined voting power of all shares of stock of the Company or any parent or subsidiary (an "Affiliate") of the Company (a "10% Shareholder"), your option price is intended to be at least 110% of the fair market value of the Company's Common Stock as of the date hereof.

           This Option shall vest as follows:

             1. 25% of the shares underlying the Option on March 11, 2003, provided the Optionee is then an employee of the Company;

             2. 6.25% of such shares on the last day of each of the next twelve (12) three (3) month periods, provided the Optionee is then an employee of the Company;

             3. as to 25% of the shares underlying the Option if a Change in Control (as hereinafter defined) occurs within one year of the date of this Option, provided the Optionee is then an employee of the Company;

             4. as to all of the unvested portion of this Option if a Change of Control (as hereinafter defined) occurs more than one year after the date of this Option, provided the Optionee is then an employee of the Company.

           In the event your employment, pursuant to your Employment Agreement, dated March 4, 2002, with the Company, is terminated due to (i) an Involuntary Termination (as defined in Section 8 of your Employment Agreement) as provided in Section 11(b) of your Employment Agreement, (ii) a Termination Other Than For Cause (as defined in Section 9(b) of your Employment Agreement) as provided in
Section 11(c) of your Employment Agreement or (iii) Good Reason (as defined in
Section 10 of your Employment Agreement), as provided in Section 11(d) of your Employment Agreement, all of the shares underlying this Option that would have vested twelve (12) months from the date of such Termination shall vest immediately upon termination.

           The shares subject to this Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

           This Option shall terminate and is not exercisable after the expiration of ten years from the date of its grant (five years from the date of grant if, at the time of the grant, you are a 10% Shareholder) (the "Scheduled Termination Date"), except if terminated earlier as hereinafter provided (the "Termination Date").

           A "change of control" shall be deemed to have occurred upon the happening of any of the following events:

                     (i) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty (40%) percent or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors where such person, entity or group owned less than 5% of such voting power on the date of this Option (including, however, FalconStor Software, Inc. which owns more than 5% of such voting power on the date of this Option or any group including FalconStor Software, Inc.); or

                     (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries).

                     (iii) Any other event deemed to constitute a "change in control" by the Compensation Committee.

           You may exercise your option as set forth in Section 7 of the Plan.

           If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise of your option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

           Your Option will, to the extent not previously exercised by you, terminate one (1) year after the date on which your employment by the Company or Affiliate of the Company is terminated (other than as a result of a Termination For Cause as provided below), whether such termination is voluntary or not, whether by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death; provided, that, in the event your employment with the Company is Terminated For Cause (as such term is defined in Section 9(a) of your Employment Agreement) your Option will terminate thirty (30) days from the date of termination of your employment. After the date your employment is terminated, as aforesaid, you may exercise this Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate.

           If you die while employed by the Company or an Affiliate of the Company, your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within one (1) year after the date of your death, exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company, or an Affiliate is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one (1) year after the date of such termination, exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee, distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

           This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

           The following two paragraphs shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

           (a) The Optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The Optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law; (b) The certificates for Common Stock to be issued to the Optionee hereunder shall bear the following legend:

                     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

           The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

           The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

           It is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this Option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option" this Option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

           This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflict of law.

           Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                          NETWORK-1 SECURITY SOLUTIONS, INC.



                                          By:
                                             ------------------------------
                                              Murray P. Fish
                                              Chief Financial Officer




           I hereby acknowledge receipt of a copy of the foregoing Stock Option for [ ] shares at an Option Price of $[ ] per share and the Network-1 Security Solutions, Inc. Stock Option Plan, and having read such documents, hereby signify my understanding of, and my agreement with, their terms and conditions.



____________________________                     ______________________________
Richard Kosinski                                 (Date)

                                    EXHIBIT B
                                    ---------

                NEITHER THE OPTION REPRESENTED BY THIS AGREEMENT
                NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED, OR UNDER ANY STATE SECURITIES LAW
                           AND MAY NOT BE TRANSFERRED
                 IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
                    REGULATIONS THEREUNDER OR THE PROVISIONS
                            OF THIS OPTION AGREEMENT


                  OPTION TO PURCHASE AN AGGREGATE OF [ ] SHARES
                               OF COMMON STOCK OF
                       NETWORK-1 SECURITY SOLUTIONS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                    ISSUED TO

                                Richard Kosinski

                              DATED: March 11, 2002

                     THIS IS TO CERTIFY that, for value received, Richard Kosinski (the "Optionholder"), is hereby granted an option (the "Option") at any time commencing on the date hereof (the "Commencement Date") and ending on the tenth anniversary of the Commencement Date (the "Expiration Date"), unless earlier terminated, to purchase from Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), [ ] shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company upon surrender hereof, with the exercise form included herein (the "Election to Exercise") completed and duly executed, at the office of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable to the order of the Company or by "cashless exercise" (as set forth in Section 6). The number of shares of Common Stock issuable upon exercise of the Option (individually, a "Share" and collectively, the "Shares") and the Purchase Price therefor are subject to adjustment as provided herein.

            1. Purchase Price
               --------------

            The purchase price for the Shares purchasable hereunder (the "Purchase Price") shall be equal to $[ ] per Share, subject to adjustment as hereinafter described.

            2. Vesting Schedule
               ----------------

            The Shares underlying the Option shall vest as follows: 25% of the Shares on March 11, 2003, and the balance of 75% of the Shares in equal amounts of 6.25% of the Shares at the end of each quarter for the three year period commencing on March 11, 2003.

            In the event Optionholder's employment, pursuant to his Employment Agreement, dated March 4, 2002, with the Company (the "Employment Agreement"), is terminated due to (i) an Involuntary Termination (as defined in Section 8 of the Employment Agreement) as provided in Section 11(b) of the Employment Agreement, (ii) upon a Termination Other Than For Cause (as defined in Section 9(b) of the Employment Agreement) as provided in Section 11(c) of the Employment Agreement or (iii) Good Reason (as defined in Section 10 of the Employment Agreement) as provided in Section 11(d) of the Employment Agreement, all of the Shares that would have vested twelve (12) months from the date of such Termination shall vest immediately upon termination.

            3. Change of Control
               -----------------

            In the event of a Change of Control (as defined below) the vesting schedule for the Shares as provided Section 2 above shall accelerate as follows:
(i) as to 25% of the Shares if a Change in Control (as hereinafter defined) occurs within one year of the date of this Option and (ii) as to all of the Shares if a Change of Control (as herewith defined) occurs after March 11, 2003. A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events: (i) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty (40%) percent or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors where such person, entity or group owned less than 5% of such voting power on the date of this Option (including, however, FalconStor Software, Inc. which owns more than 5% of such voting power on the date of this Option or any group including FalconStor Software, Inc.); or (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries) or (iii) any other event deemed to constitute a "Change of Control" by the Board of Directors of the Company.

            4. Definition of Market Price
               --------------------------

            Unless otherwise provided herein, for purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be:
(i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Nasdaq Stock Market; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or the Nasdaq Stock Market, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

            5. Transfer
               --------

            The Option may not be transferred, sold or assigned except to, in whole or in part, (i) any entity controlled by, or under common control with, the Optionholder, (ii) the spouse, lineal descendants, estate or a trust for the benefit of any of the foregoing, or (iii) by operation of law. Upon any such transfer, the Company agrees to accept and cancel the Option originally issued and issue a new option (otherwise on identical terms to this Option) in substitution thereof to any of the transferees set forth above.

            6. Issuance of Shares; Cashless Exercise
               -------------------------------------

            Subject to the restrictions set forth in Section 6 below, upon surrender of the Option and payment of the Purchase Price, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Optionholder and in such name or names as the Optionholder may designate, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise (as set forth in Section 12 below). Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Option, rounded down to the nearest whole number.

            In lieu of paying the Purchase Price in cash and/or check upon exercise of this Option, the Optionholder may elect a "cashless exercise" in which event the Optionholder will receive upon exercise of this Option a reduced number of Shares equal to (i) the number of Shares that would be issuable pursuant to this Option upon payment of the Purchase Price minus (ii) the number of Shares that have an aggregate Market Price equal to the Purchase Price.

            Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Option and payment of the Purchase Price as aforesaid; notwithstanding that the transfer books for the Shares or other classes of stock purchasable upon the exercise of the Option shall then be closed or the certificate(s) for the Shares in respect of which the Option is then exercised shall not then have been actually delivered to the Optionholder. As soon as practicable after each such exercise of the Option, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Option shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of the Option. In the event that only a portion of the Option is exercised at any time prior to the close of business on the Expiration Date, a new option (otherwise on identical terms to this Option) shall be issued to the Optionholder for the remaining number of Shares purchasable pursuant hereto. The Company shall cancel the Option when it is surrendered upon exercise.

            Prior to due presentment for registration of transfer of the Option, the Company shall deem and treat the Optionholder as the absolute owner of the Option for the purpose of any exercise hereof or any distribution to the Optionholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            7. Termination of Employment.
               -------------------------

            The Option will, to the extent not previously exercised by Optionholder, terminate one (1) year after the date on which his employment by the Company is terminated (other than as a result of a Termination For Cause as provided below), whether such termination is voluntary or not, by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder or death; provided, that, in the event the employment of Optionholder by the Company is Terminated For Cause (as such term is defined in Section 9(a) of the Employment Agreement, dated March 4, 2002, between the Company and Optionholder) the Option will terminate thirty (30) days from the date of such termination of Optionholder's employment. After the date Optionholder's employment is terminated, as aforesaid, Optionholder may exercise the Option only for the number of vested shares which he had a right to purchase and did not purchase on the date his employment was terminated.

            If Optionholder dies while employed by the Company, his legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within one (1) year after the date of the death of Optionsholder, exercise the Option as to any vested shares which he had a right to purchase and did not purchase during Optionholder's lifetime. If Optionholder's employment with the Company, is terminated by reason of his becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), Optionholder's legal guardian or custodian may at any time within one (1) year after the date of such termination, exercise the Option as to any vested shares, which he had a right to purchase and did not purchase prior to such termination. Optionholder's legatee, distributee, executor, administrator, guardian or custodian must present proof of his or her authority satisfactory to the Company prior to being allowed to exercise the Option.

            8. Payment of Expenses, Taxes, etc. Upon Exercise
               ----------------------------------------------

            The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionholder upon the exercise of the Option, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

            9. Lost, Stolen, or Mutilated Option Certificate
               ---------------------------------------------

            In case this Option shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated option, or in lieu of and substitution for the option lost, stolen or destroyed, a new option of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such option certificate and reasonable indemnity, if requested. No bond or other security shall be required from the original Optionholder in connection with the replacement by the Company of a lost, stolen, destroyed or mutilated option certificate.

            10. Covenants of Company
                --------------------

            (a) The Company shall at all times through the Expiration Date reserve and keep available, out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Option.

            (b) The Company covenants that all Shares issued upon exercise of the Option shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

            (c) For so long as the Option is outstanding, the Company shall notify the Optionholder not less than 30 days prior to any cash dividend being paid to the holders of Common Stock.

            11. Rights Upon Expiration
                ----------------------

            Unless the Option is surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this Option Agreement will become wholly void and all rights evidenced hereby will terminate after such time.

            12. Adjustment for Certain Events
                -----------------------------

            (a) In case the Company shall at any time after the date the Option is first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock, (iii) reverse split the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Option on such date, shall be proportionately adjusted so that the holder of any Option exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Option had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section 12(b) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Option.

            (c) In the event that at any time, as a result of an adjustment made pursuant to Section 10 hereof, the holder of any Option thereafter exercised shall become entitled to receive any shares of capital stock or options or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or options or other securities so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 12, and the provisions of this Option with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or options or other securities.

            (d) Upon each adjustment of the Purchase Price as a result of calculations made in this Section 12, the Option outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of this Option immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (e) In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, the Option shall, after such reorganization, reclassification, consolidation, merger or sale, vest, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Option would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 12(e) with respect to the rights and interests thereafter of the Optionholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or options or other securities or property thereafter deliverable on the exercise of the Option. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 12(e).

            (f) In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Optionholder, if such Optionholder exercised any Option after such record date, shares of capital stock or options or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable, on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or options or other securities upon the occurrence of the event requiring such adjustment.

            13. Fractional Shares
                -----------------

            Upon exercise of the Option, the Company shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Optionholder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole Share if clause (i), (ii) or (iii) in the definition of Market Price in
Section 4 above is applicable or (ii) book value of one whole Share as reported in the Company's most recent audited financial statements if clause (iv) in the definition of Market Price in Section 4 above is applicable. All calculations under this Section 13 shall be made to the nearest cent.

            14. Securities Act Legend
                ---------------------

            The Optionholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Option shall bear a legend reading substantially as follows:

                     "These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred in the absence of such registration or any exemption therefrom under such Act and laws, if applicable. The Company, prior to permitting a transfer of these securities, may require an opinion of counsel or other assurances satisfactory to it as to compliance with or exemption from such Act and laws."

            15. Notice of Adjustment
                --------------------

            (a) Upon any adjustment of the Purchase Price pursuant to Section 12 hereof, the Company, within 30 calendar days thereafter, shall have on file for inspection by the Optionholder a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Shares issuable upon exercise of an Option after such adjustment in the Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

            (b) In case:

                               (i) the Company shall authorize the issuance to
all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

                               (ii) the Company shall authorize the distribution
to all holders of Common Stock of evidences of its indebtedness or assets; or

                               (iii) of any consolidation or merger to which the
Company is a party and for which approval of any stockholders of the Company is required, of the conveyance or transfer of the properties and assets of the Company substantially as an entirety or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

                               (iv) of the voluntary or involuntary dissolution,
liquidation or winding up of the Company; or

                               (v) the Company proposes to take any other action
which would require an adjustment of the Purchase Price pursuant to Section 12 hereof;

then, in each such case, the Company shall give to the Optionholder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Purchase Price. The failure to give the notice required by this Section 13(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

            Except as provided herein, nothing contained herein shall be construed as conferring upon the Optionholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

            16. Notices
                -------

            Any notice, request, demand or other communication pursuant to the terms of this Option shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

           If to the Company:

                     Network-1 Security Solutions, Inc.
                     1601 Trapelo Road, Reservoir Place
                     Waltham, Massachusetts 02451
                     Attention:  Murray Fish, Chief Financial Officer

           with copies to:

                     Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue, 16th Floor
                     New York, NewYork 10022
                     Attention: Sam Schwartz, Esq.

           If to the Optionholder:

                     Richard Kosinski
                     17 Somerset Drive
                     Andover, Massachusetts 01810

           with copies to:

                     Bingham Dana LLP
                     150 Federal Street
                     Boston, Massachusetts 02110
                     Attention: Russell E. Isaia, Esq.

or to such other address or such other counsel as the Company or the Optionholder may designate by written notice to the party.

            17. Miscellaneous
                -------------

            (a) All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions herein for the benefit of the Optionholder hereof shall inure to the benefit of its successors or assigns.

            (b) This Option shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts for all purposes and shall be construed in accordance with the laws of such jurisdiction.

            (c) Nothing in this Option shall be construed to give any person or corporation other than the Company and the Optionholder and its permitted transferees any legal or equitable right, remedy or claim under this Option; but this Option shall be for the sole and exclusive benefit of the Company and the Optionholder and its permitted transferees.

            IN WITNESS WHEREOF, an authorized officer of the Company has signed and delivered to the Optionholder this Option as of the date first written above.


                                      NETWORK-1 SECURITY SOLUTIONS, INC.


                                      By:
                                          ---------------------------------

                                           Name:
                                           Title:

                              ELECTION TO EXERCISE

(To be executed by the registered holder if such holder desires to exercise the within Option)

To:        Network-1 Security Solutions, Inc.
           1601 Trapelo Road, Reservoir Place
           Waltham, MA 02451
           Attention:  Murray Fish, Chief Financial Officer

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase _____ shares of Common Stock covered by the within Option, (2) makes payment in full of the Purchase Price by enclosure of a certified check or by a cashless exercise, (3) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

------------------------------------------------

------------------------------------------------

------------------------------------------------

and (4) if said number of shares shall not be all the shares evidenced by the within Option, requests that a new option certificate for the balance of the shares covered by the within Option be registered in the name of, and delivered to:

Please print name and address:

------------------------------------------------

------------------------------------------------

------------------------------------------------

                     In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________          RICHARD KOSINSKI

                                       By: __________________________
                                           Name:
                                           Title: